EXHIBIT 15.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 33-99550 and No. 333-9180) of Korea Electric Power Corporation of our report dated June 24, 2008, relating to the financial statements of Korea Western Power Co., Ltd., appearing in the annual report of Korea Electric Power Corporation on Form 20-F for the year ended December 31, 2008.

/s/    Samil PricewaterhouseCoopers

Seoul, Korea

June 24, 2009